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                                                                 EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements of Mace Security International, Inc. on Form S-8 (Registration No. 333-31757, filed on July 22, 1997) of our report dated September 18, 1999, with respect to the financial statements of Innovative Control Systems, Inc. included in Mace Security International, Inc.'s Current Report on Form 8-K dated July 9, 1999 (as amended September 22, 1999 on Form 8-K/A), filed with the Securities and Exchange Commission.


                              /s/  Daniel P. Irwin and Associates P.C.

Strafford - Wayne, Pennsylvania
September 22, 1999

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